UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

HERBST GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada		02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 11, 2011, Herbst Gaming, LLC (the “Company”) entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement (collectively, “Ross Employment Agreements”) with David D. Ross.  On January 11, 2011, the Company also entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement (collectively, “Lehmann Employment Agreements”) with Donna Lehmann. The Ross Employment Agreements are for a three year term, with an effective commencement date of December 31, 2010.  The Lehmann Employment Agreements are for a one year term, with an effective commencement date of December 31, 2010.

The full text of the Ross Employment Agreements and Lehmann Employment Agreements are attached as exhibits and are incorporated herein by reference.  The information included below under Item 5.02 provides a summary of the material terms of the Ross Employment Agreements and Lehmann Employment Agreements and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

On January 7, 2011, the Company appointed David D. Ross, 46, as Chief Executive Officer.  Prior to his appointment as the Company’s Chief Executive Officer, Mr. Ross served as the Chief Operating Officer/Gaming and as a member of the Office of the Chief Executive Officer for Herbst Gaming, Inc. (“HGI”), a predecessor of the Company.  Prior to joining HGI, Mr. Ross spent 25 years with Coast Casinos, a division of Boyd Gaming Corp., serving in a variety of management positions.  Most recently he served as Coast Casinos’ Chief Operating Officer from 2004-2008.

In connection with Mr. Ross’s appointment as Chief Executive Officer, the Company entered into the Ross Employment Agreements.  Pursuant to the Ross Employment Agreements, the Company has agreed to employ Mr. Ross for a three year term with an effective commencement date of December 31, 2010.  The Ross Employment Agreements provide for a base salary of $600,000 per year, and an annual bonus of up to 150% of base salary based on the Company’s actual performance with respect to specified objectives for the applicable fiscal year.  Following the adoption of the Company’s 2011 Long Term Incentive Plan, Mr. Ross will be granted options to purchase a number of common units of the Company equal to one percent (1%) of the outstanding common units of the Company and a number of restricted stock units of the Company equal to one percent (1%) of the outstanding common units of the Company.  The options and restricted stock units will vest in equal installments on each of the three anniversaries of the effective date of Mr. Ross’ employment offer letter agreement, with 50% of the options and restricted stock units vesting based on performance objectives and 50% of the options and restricted stock units vesting based on Mr. Ross’s continued service with the Company.  The Ross Employment Agreements also provide certain other benefits and perquisites in addition to those made available to the Company’s management generally, including payment of an automobile allowance in the amount of $2,167.00 per month for Mr. Ross during the term of his employment.

In the event of termination of the Ross Employment Agreements by the Company for “cause”, or by Mr. Ross due to death, disability or resignation, the Ross Employment Agreements provide that he will receive (i) earned but unpaid base salary, (ii) accrued and unused vacation days, (iii) reimbursement for incurred but unpaid expenses, and (iv) vested rights to other benefits (the benefits in the foregoing clauses (i) — (iv), the “Termination Payments”).  In the event of termination of the Ross Employment Agreement by the Company without “cause” or by Mr. Ross for good reason, the Ross Employment Agreements provide that he will receive (a) the Termination Payments, (b) the continued payment of his base salary until December 31, 2013, (c) continued medical coverage under the Company’s group medical plan and (d) accelerated vesting of his options and restricted stock units.  One hundred percent (100%) of Mr. Ross’s unvested options and restricted units that vest based on his continued employment with the company will immediately become fully vested if the Ross Employment Agreements are terminated by the Company without “cause” or by Mr. Ross for good reason.  Additionally, if Mr. Ross is terminated without “cause” or for good reason prior to the end of the term, the Ross Employment Agreements provide that he will also be entitled to (i) any bonus payable pursuant to the Ross Employment Agreements for the calendar year in which the termination occurs if the specified objectives established for the calendar year are met as of December 31 of that year and (ii) if Mr. Ross is determined to have earned the bonus with respect to the calendar year in which termination occurs, then one hundred percent (100%) of his then unvested options and restricted stock that would have vested based on the performance objectives with respect to such calendar year will become fully vested.

Mr. Ross has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to not divulging confidential information, assigning all intellectual property conceived or developed by Mr. Ross during the term of his employment, noninterference with business relationships, noncompetition and nonsolicitation.  Mr. Ross cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area for a period of at least twelve months after the termination of his employment with the Company.

The foregoing summary of the Ross Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of each agreement, which are filed as Exhibits 10.1, 10.3 and 10.5, respectively.

Chief Financial Officer

On January 7, 2011, the Company appointed Donna Lehman, 41, as Senior Vice President and Chief Financial Officer. Prior to her appointment as the Company’s Chief Financial Officer, Ms. Lehmann served as treasurer for BH/RE, L.L.C., parent company of OpBiz, LLC (the licensed operator of Planet Hollywood Resort and Casino), and as Chief Financial Officer of OpBiz, LLC, each from 2004-2010.

In connection with Ms. Lehmann’s appointment as Chief Financial Officer, the Company entered into the Lehmann Employment Agreements.  Pursuant to the Lehmann Employment Agreements, the Company has agreed to employ Ms. Lehman for a term of one year with an effective commencement date of December 31, 2010.

The Lehmann Employment Agreements provide for a base salary of $250,000 per year, and an annual bonus of at least 20% of her base salary and up to 50% of her base salary determined based on (i) the Company’s actual performance with respect to specified objectives for the applicable fiscal year and (ii) Ms. Lehmann’s performance.  Ms. Lehmann will be permitted to participate in Company’s 2011 Long Term Incentive Plan, once adopted.  The Lehmann Employment Agreements also provide certain other benefits and perquisites in addition to those made available to the Company’s management generally, including reimbursement for Ms. Lehmann’s professional education and CPA licensing fees during the term of her employment.

In the event of termination of the Lehmann Employment Agreements by the Company for “cause”, or by Ms. Lehmann due to death, disability or resignation, the Lehmann Employment Agreements provide that she will receive Termination Payments (as defined above).  In the event of termination of the Lehmann Employment Agreements by the Company without “cause”, the Lehmann Employment Agreements provide that she will receive (a) the Termination Payments, (b) the continued payment of her base salary until December 31, 2011, (c) continued medical coverage under the Company’s group medical plan and (d) the guaranteed 20% bonus payable to her pursuant to the Lehmann Employment Agreements.

Pursuant to the Lehmann Employment Agreements, Ms. Lehmann has agreed to certain restrictive covenants during the term of her employment and for specified periods following termination, including but not limited to not divulging confidential information, assigning all intellectual property conceived or developed by Ms. Lehmann during the term of her employment, noninterference with business relationships, noncompetition and nonsolicitation.  Ms. Lehmann cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area during any period in which Ms. Lehmann is receiving severance payments from the Company.

The foregoing summary of the Lehmann Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of each agreement, which are filed as Exhibits 10.2, 10.4 and 10.6, respectively.

President

On January 7, 2011, the Company appointed Ferenc Szony, 54, as President.  Mr. Szony previously served as President of HGI and his employment contract was assumed by the Company in connection with the restructuring transactions described in the Company’s current report on Form 8-k filed with the SEC on January 3, 2011 (“January 3rd 8-k”). Prior to joining HGI, Mr. Szony served as President and Chief Executive Officer of the Sands Regency Casino Hotel from 1997 until its acquisition by HGI in January 2007. The full text of Mr. Szony’s employment agreement was filed as an exhibit to the January 3rd 8-k.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Letter Agreement regarding offer of employment, dated as of January 11, 2011, from Herbst Gaming, LLC to, and acknowledged by, David D. Ross.
10.2	Letter Agreement regarding offer of employment, dated as of January 11, 2011, from Herbst Gaming, LLC to, and acknowledged by, Donna Lehmann.
10.3	Executive Severance Agreement, dated as of January 11, 2011, between Herbst Gaming, LLC and David D. Ross.
10.4	Executive Severance Agreement, dated as of January 11, 2011, between Herbst Gaming, LLC and Donna Lehmann.
10.5	Duty of Loyalty Agreement, dated as of January 11, 2011, between Herbst Gaming, LLC and David D. Ross.
10.6	Duty of Loyalty Agreement, dated as of January 11, 2011, between Herbst Gaming, LLC and Donna Lehmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, LLC

Date: January 11, 2011	By:	/s/ DAVID ROSS
David Ross
Manager